UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2020, Pareteum Corporation (the “Company”) received a determination letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the requirement that a listed company timely file all required periodic financial reports with the Securities and Exchange Commission to remain listed on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”). On May 13, 2020, the Company received an additional letter from Nasdaq indicating that as a result of the Company's failure to file a Quarterly Report on Form 10-Q for its fiscal period ended March 31, 2020, it was in further violation of the Rule. In this letter, Nasdaq stated that this additional noncompliance serves as an additional basis for the delisting of the Company's common stock from Nasdaq.

The Company intends to timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). Under Nasdaq’s rules, a timely request will stay the delisting of the Company’s securities pending the Panel’s decision for a period of 15 days from the date of the request. During this process, assuming the Panel agrees to stay the suspension of trading beyond an automatic fifteen day stay, the Company’s common stock will continue to trade on The Nasdaq Capital Market until the Panel issues its decision following the hearing and through the expiration of any additional extension period granted by the Panel. However, there can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Capital Market, or that the Company’s plans to regain compliance with Nasdaq’s rules will be successful.

Item 9.01.	Financial Statements and Exhibits.

On May 15, 2019, the Company issued a press release regarding the matters described in Item 3.01 to this current report. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Description
99.1	Press release issued May 15, 2020

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: May 15, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer